LICENSE AGREEMENT
                                     BETWEEN
                             KBS TECHNOLOGIES, INC.
                                       AND
                                BRADFORD P. WHITE

         THIS LICENSE AGREEMENT ("Agreement") is entered into by and between KBS TECHNOLOGIES, INC. ("KBS") and BRADFORD P. WHITE ("WHITE").

         WHEREAS, WHITE owns all the rights, titles and interests in and to certain proprietary, unique Internet technologies, relating to the architecture, creation and design of personal and business web sites on the world wide web, and related processes, together with all improvements, modifications, and changes heretofore and hereafter made by WHITE while this Agreement remains in effect and any and all other intellectual property rights therein ("Invention"); and

         WHEREAS, KBS desires to acquire, and WHITE desires to grant to KBS, a worldwide license to use, exploit and practice the Invention; to design and develop products that incorporate the Invention ("Licensed Products"); and to make, market, commercialize, sell, distribute and use the License Products, subject only to the existing rights to use the Invention which WHITE has heretofore granted and which remain outstanding, as reflected in Exhibit A hereto.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

                               I. GRANT OF LICENSE

         1.01 License. WHITE hereby grants to KBS, and KBS hereby accepts from WHITE, a worldwide License, upon the terms and conditions herein specified to do the following:

                (1)      Use, exploit and practice the Invention; and

                (2) Design, develop, improve, and assist KBS in the design, development and improvement of the Invention; and

                (3) Make, market, commercialize, sell and use products produced as a result of the use of the Invention; and

                (4) Sublicense and contract with others to provide services in connection with the Invention.

         1.02 Prohibited Acts by WHITE.  WHITE agrees that he will not:


                (i) Grant or extend any licenses or other rights in or to use theInvention to others; or
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                (ii)      Permit others to use the Invention, except as
                          expressly permitted hereby; or

                (iii)     WHITE   agrees   faithfully   to  advance  the
                          interests of KBS and not compete with the business of KBS. WHITE also agrees that the relationships of KBS with its customers, clients, employees, suppliers and vendors were developed as a result of significant effort and at great cost to KBS and that they are valued assets of KBS. WHITE understands and agrees thatthe purpose of the covenants contained in this Paragraph 1.02 is to protect the legitimate business interests of KBS without which KBS would not have agreed to this Agreement. The restrictions contained herein shall apply to all existing and future KBS clients and identified prospective clients (wherever located), and business of KBS during the term of this Agreement and for one year after termination of this Agreement.

         1.03 Ownership of the Invention. The parties acknowledge that WHITE owns the proprietary rights in and to the Invention. WHITE grants, bargains, assigns, conveys and delivers all of WHITE'S rights, titles and interests in the Invention to KBS and its successors and assigns immediately before the occurrence of WHITE'S death or legal incapacity. The parties intend that this assignment shall be self-executing and shall take effect immediately before the death or legal incapacity of WHITE, without any further action on the part of anyone.

        1.04 Requirements of WHITE. WHITE agrees to provide consulting services and other assistance to KBS in the use, development and improvement of the Invention and to provide consulting services for and cooperation with engineers, consultants and other contractors and representatives of KBS in an effort to maximize the efficiency and improve the quality of Licensed Products.

        1.05 Reservation of Rights. WHITE reserves the right to make, use and further develop the Invention and to practice the Invention for his own personal, educational, research and non-commercial purposes; but he agrees that he will not permit others to make commercial use of the Invention, except through KBS.

        1.06 Sublicensing by KBS. During the life of WHITE and so long as he is not legally incapacitated, KBS has the right, but only with the prior written consent of WHITE, to grant sublicense, distribution, manufacturing and marketing rights to third parties in its sole discretion upon terms and conditions it deems appropriate. After the death and during periods of legal incapacity of WHITE, KBS has the right to grant sublicense, distribution, manufacturing and marketing rights in the Invention to third parties in its sole discretion, without the prior written consent of WHITE, upon terms and conditions it deems appropriate.

        1.07 Commercial Distribution of Licensed Products. The License granted hereunder entitles KBS to make, sell, practice, exploit and distribute Licensed Products and use the Inventionin its sole discretion; and to permit its affiliates, subsidiaries, permitted assigns and authorized contractors to do the same.

        1.08 Other Activities. Nothing contained in this Agreement shall prevent, limit or hinder WHITE from engaging in any activity, work for hire, or otherwise, except as expressly stated herein. Nothing done by WHITE in connection with any such other activity shall belong to KBS or entitle KBS to any right, title or interest therein.

                                II. COMPENSATION

        2.01 License Fee. KBS agrees to issue to WHITE 500,000 shares of Common Stock of KBS, at $.001 per share, the fair market value therefor, on the date hereof; provided however, if WHITE ceases to work with KBS for any reason during the 3 year period after the date hereof, then WHITE agrees to keep a prorata portion of the 500,000 shares rounded to the next highest whole share, calculated by dividing the number of days from the date hereof until WHITE ceases to so work with KBS by 1095 and sell the balance back to KBS at $.001 per share. For example, if WHITE works with KBS for 6 months after the date hereof, WHITE agrees to retain 82,192 shares and agrees to sell the 417,808 shares back to KBS for $418. WHITE agrees to execute and deliver to KBS a Subscription Agreement in the form of Exhibit B hereto.

        2.02 No Other Compensation. Except as set forth in Paragraph 2.01 above, there shall be no royalties, license fees or other forms of compensation payable to WHITE during the life of this Agreement in connection with the grant of the License rights in the Invention. This provision shall not preclude the payment of compensation to WHITE for any other services rendered to KBS, dividends received upon KBS securities or any other form of compensation or benefits for purposes other than the grant of License rights in the Invention.

                           III. TERM AND TERMINATION

This Agreement shall become effective as of the first date set forth above and shall continue in effect in perpetuity or until the law requires termination, provided, however, in the event there is a change of control of KBS by reason of the transfer of ownership of more than 50% of the issued and outstanding securities of KBS, this License shall terminate effective upon such change of control.


                         IV. PROTECTION OF THE INVENTION

        4.01 Preservation of the Invention. The parties understand and agree not to file for protection of the Invention under patent or other similar laws in order to preserve the confidentiality thereof, unless the circumstances require registration in order to preserve and protect the ownership and proprietary rights relating to the Invention.

        4.03 Patent Applications. In the event it shall become necessary or advisable to make application for patent protection, the parties agree to cooperate with each other to prosecute, pursue and maintain the US Patent Applications and all other patent applications relating to the Invention and to use their best, good faith, diligent efforts to secure patents in the US and in such other jurisdictions as the parties mutually agree and to protect all the patent rights and intellectual property rights relating thereto. WHITE agrees to cooperate and coordinate with KBS on such filings and provide copies of material documents relevant to any such filings in sufficient time to review and comment upon such documents before filed. All attorneys' fees and expenses, filing fees and other costs of preparing, filing and prosecuting such patent applications shall be the responsibility of KBS.

                               V. CONFIDENTIALITY

        5.01 Confidentiality Agreement. KBS has entered into a Confidentiality Agreement with WHITE prior to the date hereof. The obligations of confidentiality thereunder shall continue in accordance therewith; provided, however, the obligation of confidentiality shall not apply to information which is:

        (1) In the public domain or which becomes generally available to the public through no fault of the receiving party; or

        (2) Already known to or in the possession of the receiving party prior to disclosure by the disclosing party; or

        (3) Disclosed on a non-confidential basis from a third party having the right to make such a disclosure; or

        (4)      Independently developed by the receiving party; or

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        (5)      Not in fact confidential, proprietary or competitively
                 sensitive; or

        (6)      Required to be disclosed by law or governmental order.

        5.02 Authorized Disclosures. The terms of the Confidentiality Agreement are hereby amended, so that WHITE hereby consents to the disclosure of any and all information by KBS or its successors and permitted assigns as shall be necessary for them to operate the business of KBS.

                                VI. INFRINGEMENT

        6.01 Third Party Infringement of Patent Rights. KBS and WHITE shall promptly provide written notice to the other party of any alleged infringement by a third party of the intellectual property rights relating to the Invention and provide the other party with any available evidence of such infringement. In the event there is good reason to believe infringement of any of those rights is occurring, the parties will jointly take prompt action to abate or settle such infringement. Either party shall have the right to institute an action in its own name in so far as permitted by law to abate the infringement and may join the other as a party plaintiff.

        6.02 Enforcement and Defense.  KBS shall have the right to prosecute and defend, at its own expense and utilizing counsel of its choice, any claim of infringement of or challenge to the validity of the Invention. Each party shall promptly provide the other party with copies of all material documents in such proceedings. No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the written consent of both parties hereto, which consent shall not unreasonably be withheld.

        6.03 Cooperation. In any suit to enforce or defend the Invention pursuant to this Agreement, each party shall cooperate in all respects with the other and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

        6.04 Infringement Claims. Each party shall promptly notify the other upon receipt of any information regarding any proceedings commenced or threatened against either party or any purchaser of a product produced using the Invention on the ground that the manufacture, use, sale or possession of the product is an infringement of any third party's intellectual property rights.


                         VII. WARRANTIES AND INDEMNITIES

        7.01 General Representations. Each party represents and warrants to the other that:

        (a) It has all requisite authority and power to enter into and perform its obligations under this Agreement;

        (b) The person who has executed this Agreement for such party has all requisite authority to do so for and on behalf of that party; and

        (c) This Agreement is valid, binding and enforceable in accordance with its terms.

        7.02  Disclaimers.  Nothing in this Agreement shall be construed as:


        (a) A warranty or representation by WHITE as to the validity or scope of the Invention, except that WHITE reasonably believes that the Invention does not infringe the rights of others; or

        (b) A warranty or representation by WHTIE that anything made, used, sold, or otherwise disposed of through the License granted herein is or will be free from infringement of patents, copyrights, trademarks, or other proprietary rights of third parties.

                              VIII. INDEMNIFICATION

        8.01 Indemnification. Each party agrees to indemnify, defend and hold harmless the other party and its directors, officers, employees, agents and representatives, and their respective successors, heirs and assigns (Indemnities) against any liability, damage, loss or expense (including reasonable attorneys fees and the expense of litigation) incurred by or imposed upon it in connection with any claims, suits, actions, demands or judgments arising out of any theory of law or by reason of a breach of its duties hereunder. With respect to infringement by the Invention of third-party intellectual property rights, each party understands and agrees that each is entering into this Agreement reasonably believing that the Invention does not infringe the rights of others, but no assurance is given by either party to that effect. Each party shall give prompt written notice to the other of the commencement of any action, suit, or proceeding for which indemnification may be sought and shall cooperate reasonably with the other in the defense and prosecution thereof. Neither party may settle any such dispute where the settlement adversely affects the rights of the other without the written consent of the other.

        8.02 Disclaimer. WHITE MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, EXCEPT TO THE EXTENT THAT WHITE OWNS THE INVENTION AND THE INTELLECTUAL RIGHTS RELATING THERETO AND THAT WHITE REASONABLY BELIEVES THAT INVENTION AND THE INTELLECTUAL PROPERTY RIGHTS RELATED THERETO DO NOT INFRINGE ANY RIGHTS OF ANY OTHER PERSON OR ENTITY.


                                IX. MISCELLANEOUS

        9.01 Provisions Contrary to Law. The parties agree to comply with all laws, rules and regulations applicable to the performance of their obligations hereunder.

        9.02 Notices. Any notice may be initially given by facsimile with confirmation required or permitted to be given by this License by prepaid, first class, registered or certified mail addressed as set forth below unless changed by notice so given. Such notices properly addressed shall be effective upon receipt by the party to whom notice is sent.

        9.03 Dispute Resolution. The parties agree to use good faith reasonable diligence to seek to resolve all disputes by mutual agreement. The parties agree to submit all disputes arising hereunder not resolved by mutual agreement to binding arbitration conducted in English in Tulsa, Oklahoma in accordance with the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree to be fully and finally bound by a decision made in arbitration. The prevailing party in any such proceeding shall be entitled to be awarded its attorneys' fees and expenses, enforcement costs and such other relief as the court of competent jurisdiction shall award.

9.04 Force Majeure. Neither party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder, except for the payment of money, if such delay or failure is due to causes beyond its reasonable control. The party affected by a force majeure event shall use its good faith diligent efforts to remedy such event as soon as reasonably possible.

        9.05 Assignments. This Agreement may not be assigned by either party without the written prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, KBS may assign this Agreement and all its rights and obligations hereunder to a corporation or to any affiliate or to a successor of all or substantially all of its business. KBS shall provide WHITE notice of any such assignment. Assignees of this Agreement may also assign this Agreement in the manner described above. Assignees are bound by all the obligations of this Agreement. The parties hereto agree that each is acting as an independent contractor and not as an agent of the other or as joint venturers.

        9.06 Waivers and Modifications. The failure of any party to insist on the performance of any obligation hereunder shall not act as a waiver of such obligation. No waiver, modification, release, or amendment of any obligation under this Agreement shall be valid or effective unless in writing and signed by both parties hereto.

        9.07 Successors in Interest. This Agreement shall inure to the benefit of and be binding on each party and each permitted assign, successor in interest, and subsidiary.

        9.08 Choice of Law and Jurisdiction. This Agreement is subject to and shall be construed and enforced in accordance with the laws of Oklahoma.

        9.09 Entire Agreement. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date written above.

KBS Technologies, Inc.

By: /s/ Kipp Slicker                           /s/ Bradford P. White
Kipp Slicker, President                        Bradford P. White, Individually

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                                    Exhibit A
                                       to
                                License Agreement
                                     Between
                             KBS Technologies, Inc.
                                       and
                                Bradford P.White

The following is a list of all rights  retained by WHITE:

1. The right to use the Invention for WHITE'S personal and commercial benefit.



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                                    Exhibit B
                                       to
                                License Agreement
                                     Between
                             KBS Technologies, Inc.
                                       and
                                Bradford P. White

                            [Subscription Agreement]


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